Exhibit 99.2

                  CERTIFICATION PURSUANT TO 18 U.S.C. ss. 1350


With reference to and to accompany the Annual Report of Redwood Empire Bancorp 401(k) Profit Sharing Plan (the "Plan") on Form 11-K for the period ending December 31, 2002 (the "Report"), I, James E. Beckwith, Executive Vice President, Chief Financial Officer and Chief Operating Officer of Redwood Empire Bancorp, certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to my knowledge,

          (1) the Report fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, and

          (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                 /s/ James E. Beckwith
                                  ---------------------------
                                  James E Beckwith
                                  Executive Vice President,
                                  Chief Financial Officer
                                  and Chief Operating Officer

June 30, 2003


     This statement is submitted pursuant to 18 U.S.C. ss. 1350 and shall not be deemed to be filed for the purposes of section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

     A signed original of this written statement required by Section 906 has been provided to Redwood Empire Bancorp and will be retained by Redwood Empire Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.